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                                EXHIBIT 4.6

                    FIRST AMENDMENT TO CREDIT AGREEMENT


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of January 9, 1998 (this "Amendment"), is among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the "Company"), the banks set forth on the signature pages hereof (collectively, the "Banks") and NBD BANK, a Michigan banking corporation, as agent for the Banks (in such capacity, the "Agent").


                                 RECITALS

          A. The Company, the Agent and the Banks (other than Michigan National Bank) are parties to a Credit Agreement dated as of October 11, 1996 (the "Credit Agreement"),

          B. The Company desires to amend the Credit Agreement to add Michigan National Bank as a Bank and to modify the Commitments as set forth herein, and the Agent and the Banks are willing to do so strictly in accordance with the terms hereof.


                                   TERMS

          In consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:


ARTICLE I.     AMENDMENTS.  Upon fulfillment of the conditions set forth in
Article III hereof, the Credit Agreement shall be amended as follows;

          1.1 Michigan National Bank ("MNB") is hereby added as a Bank to the Credit Agreement. MNB hereby assumes an interest in and to all of the rights and obligations of a Bank under the Credit Agreement as of the date hereof with a Commitment equal to the amount set forth next to its signature on this Amendment. Neither the Agent nor any of the Banks
(i) makes any representation or warranty and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; and
(ii) makes any representation or warranty and assume no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto. MNB (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.6 thereof and such other documents and information as it has deemed
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appropriate to make its own credit analysis and decision to enter into this
Amendment; (ii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank. MNB's address for notices is as set forth next to its signature on this Amendment.

          1.2 The aggregate Commitments shall be increased to $150,000,000, and each Bank's Commitment is modified such that each Bank's Commitment on the effective date hereof shall be equal to the amount set forth next to the signature of such Bank on this Amendment and the amount set forth next to the signature of each Bank on the Credit Agreement as its Commitment shall be deemed equal to the amount set forth to such Bank's signature on this Amendment.


ARTICLE II. REPRESENTATIONS. The Company represents and warrants to the Agent and the Banks that:

          2.1 The execution, delivery and performance of this Amendment and the New Notes (as defined below) are within its powers, has been duly authorized and is not in contravention with any law, of the terms of its Articles of Incorporation or By-laws, or any undertaking to which it is a party or by which it is bound.

          2.2 This Amendment and the New Notes are the legal, valid and binding obligation of the Company enforceable against it in accordance with their terms.

          2.3 After giving effect to the amendments herein contained, the representations and warranties contained in Article VI of the Credit Agreement are true on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

          2.4 No Event of Default or event or condition which could become an Event of Default with notice or lapse of time or both exists or has occurred and is continuing on the date hereof,

ARTICLE III. CONDITIONS OF EFFECTIVENESS. This Amendment shall not become effective until each of the following has been satisfied:


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          3.1  This Amendment shall be signed by the Company, the Agent and the Banks.

          3.2 The Company shall have executed and delivered new Notes (the "New Notes") in replacement and substitution for the existing Notes (the "Existing Notes"), which New Notes shall be in the amount of each Bank's Commitment as revised by this Amendment.

          3.3 The Company shall deliver such resolutions, incumbency certificates and opinions of counsel as required by the Agent in connection herewith.

          3.4 The Company shall pay an amendment fee to the Agent for the benefit of the Banks in an amount of 2.5 basis points of the amount of each Bank's commitment as revised by this Amendment.

ARTICLE IV.    MISCELLANEOUS.

          4.1 References in the Loan Documents to (a) the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby and as further amended from time to time and (b) the Existing Notes shall be references to the New Notes, together with any promissory note or notes issued in exchange or replacement thereof and as amended or modified from time to time. The Company acknowledge and agree that (i) the New Notes are issued in exchange and replacement for the Existing Notes, (ii) the New Notes shall not be deemed a novation or satisfaction of the Existing Notes,
(iii) the New Notes evidence the same indebtedness and liabilities as the Existing Notes plus additional amounts, and (iv) all amounts payable under the Existing Notes shall be deemed payable under the New Notes in accordance with the terms thereof.

          4.2 The Company agrees to pay and to save the Agent harmless for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees or counsel to the Agent in connection with preparing this Amendment and any related documents.

          4.3 Except as expressly amended hereby, the Company agrees that the Loan Documents are ratified and confirmed and shall remain in full force and effect and that it has no set off, counterclaim, defense or other claim or dispute with respect to any of the foregoing. Terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

          4.4 This Amendment may be signed upon any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.



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     IN WITNESS WHEREOF, the parties signing this Amendment have caused this Amendment to be executed and delivered as of January 9,1998.

                                   WOLVERINE WORLD WIDE, INC.


                                   By:_____________________________________

                                        Its:_______________________________


                                   By:_____________________________________

                                        Its:_______________________________


Commitment Amount:  $44,000,000    NBD Bank, as Agent and as a Bank


                                   By:_____________________________________

                                        Its:_______________________________


Commitment Amount:  $34,000,000    HARRIS TRUST AND SAVINGS BANK


                                   By:_____________________________________

                                        Its:_______________________________


Commitment Amount:  $29,000,000    COMERICA BANK


                                   By:_____________________________________

                                        Its:_______________________________











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Address for Notices:
Attention:  Brian Hudson           MICHIGAN NATIONAL BANK
77 Monroe Center NW, 2nd Floor
Grand Rapids, MI 49501
Commitment Amount:  $23,000,000    By:_____________________________________

                                        Its:_______________________________


Commitment Amount:  $10,000,000    OLD KENT BANK


                                   By:_____________________________________

                                        Its:_______________________________


Commitment Amount:  $10,000,000    ABN AMRO BANK NV


                                   By:_____________________________________

                                        Its:_______________________________


                                   By:_____________________________________

                                        Its:_______________________________





















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